EXHIBIT 10.1

                         AMENDMENT NO. 1
                      TO SERVICES AGREEMENT



     This AMENDMENT NO. 1 (the "Amendment") to Services Agreement is entered into this 24th day of August, 1998, effective as of September 5, 1997, between ALZA Corporation ("ALZA") and
Crescendo Pharmaceuticals Corporation ("Crescendo").

                            RECITALS
     A.   ALZA and Crescendo are parties to a Services Agreement
(the "Agreement") dated as of September 5, 1997.
     B. Pursuant to the Agreement, ALZA provides various administrative services to Crescendo.
     C. The parties wish to amend the Agreement as set forth herein.

     NOW, THEREFORE, the parties agree as follows:

     1. Section 4 of the Agreement is eliminated in its entirety and the following is substituted therefor:
          "4. Indemnification. Crescendo hereby agrees to indemnify, protect and hold ALZA harmless from any and all liabilities, costs or expenses incurred by ALZA as a result of the services rendered by it under this Agreement, including, without limitation, lawsuits of and claims by third parties, except for liabilities, costs or expenses resulting from ALZA's gross negligence or willful misconduct. ALZA hereby agrees to indemnify, protect and hold Crescendo harmless from any and all liabilities, costs or expenses incurred by Crescendo resulting from the gross negligence or willful misconduct of ALZA or any of its employees or agents in the performance of services rendered by ALZA under this Agreement. The party claiming the right to indemnification under this Section 4 shall give the indemnifying party prompt written notice, in the manner set forth in Section 6.7 below, of any claim or demand made against the party seeking indemnity for which such party may be entitled to indemnification under this Section 4."

     2. Except as set forth in this Amendment No. 1, the Agreement remains in full force and effect as originally executed.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

                            Crescendo Pharmaceuticals Corporation

                              By:       /s/ Gary L. Neil

                              Its: President and Chief Executive
                                   Officer


                              ALZA Corporation

                              By:       /s/ Bruce Cozadd

                              Its: Senior Vice President and
                                   Chief Financial Officer